UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    December 14, 2009 (December 8, 2008)

EV Energy Partners, L.P.
(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	001-33024 (Commission File No.)	20-4745690 (I.R.S. Employer Identification No.)

1001 Fannin, Suite 800, Houston, Texas (Address of Principal Executive Offices)	77002 (Zip Code)

Registrant’s telephone number, including area code: (713) 651-1144

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 10, 2009, EV Energy Partners, L.P. (the “Partnership”) and EnerVest, Ltd. approved an extension to the Omnibus Agreement dated September 29, 2006 between EnerVest, Ltd., EV Management LLC, EV Energy GP, LP, EV Properties, L.P. and the Partnership (the “Omnibus Agreement Extension”).  The terms of the Omnibus Agreement Extension were approved by the Conflicts Committee of the Board of Directors of EV Management LLC, the general partner of the general partner of the Partnership.  Under the terms of the Omnibus Agreement Extension, a fee of $666,666.67 per month will be payable to EnerVest, Ltd. for the period from January 1, 2010 through December 31, 2010, subject to adjustment for any acquisitions or divestitures of oil and natural gas properties during such period.

Item 7.01. Regulation FD Disclosure.

On December 8, 2009 the Partnership issued a press release announcing that the Partnership and EnerVest had entered into a farmout agreement on certain Marcellus Shale acreage in West Virginia.  A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 9.01 Exhibits.

     (d) Exhibits.

99.1	Press Release dated December 8, 2009, announcing that the Partnership and EnerVest had entered into a farmout agreement on certain Marcellus Shale acreage in West Virginia.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EV Energy Partners, L.P.

Dated: December 14, 2009	By:	/s/ MICHAEL E. MERCER
Michael E. Mercer
Senior Vice President and Chief Financial Officer of EV Management LLC, general partner of EV Energy GP, L.P., general partner of EV Energy Partners, L.P

EXHIBIT INDEX

99.1	Press Release dated December 8, 2009, announcing that the Partnership and EnerVest had entered into a farmout agreement on certain Marcellus Shale acreage in West Virginia.